UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2009

OCEAN POWER TECHNOLOGIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-33417	22-2535818
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1590 Reed Road Pennington, NJ	08534
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 730-0400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 25, 2009, Ocean Power Technologies, Inc. (Nasdaq: OPTT and London Stock Exchange AIM: OPT) (“OPT”) entered into a contract (the “Agreement”) with the US Navy (the “Navy”). OPT will be eligible to receive $2.4 million under the Agreement.

This contract, to be performed over a one year period, is the initial award under a proposed four-year project concerning the Navy’s Littoral Expeditionary Autonomous PowerBuoy (LEAP) system that has been established to enhance the Navy’s anti-terrorism and force protection capability by providing persistent power at sea for port maritime surveillance in the near coast, harbors, piers and offshore areas. The system capability includes detection, tracking and communication of information on a timely basis. Certain aspects of the system will be provided by sub-contractors to OPT, including Rutgers University and Mikros Systems Corporation.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which will be filed as an exhibit to OPT’s next quarterly report on Form 10-Q for the period ended October 31, 2009.

Item 8.01 Other Events.

On October 1, 2009, OPT issued a press release announcing the Agreement. The full text of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release issued by the Company dated October 1, 2009.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEAN POWER TECHNOLOGIES, INC.

Date: October 1, 2009

By: /s/ CHARLES F. DUNLEAVY
Charles F. Dunleavy
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by the Company dated October 1, 2009.